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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 9, 2004

                            Impax Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                    0-27354                65-0403311
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(State or other jurisdiction       (Commission             (IRS Employer
    of incorporation)              File Number)         Identification No.)


                     30831 Huntwood Ave., Hayward, CA          94544
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               (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code (510) 476-2000
                                                          ----------------

                                 Not Applicable
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         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 9, 2004, Impax Laboratories, Inc. (the "Company") issued a press release reporting its financial results for the third quarter of 2004 and announcing that it intends to restate its financial results for the first and second quarters of 2004. A copy of the press release is furnished as Exhibit
99.1 to this report.

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
              RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

         On November 8, 2004, management of the Company concluded that the Company's previously issued financial statements for the first and second quarter of 2004 should (i) no longer be relied upon because of errors in those financial statements and (ii) be restated to reflect the accounting adjustments necessary to cure such errors. Accordingly, the Company will restate its financial results for the first and second quarter of 2004, and intends to file as soon as practicable amendments to its Quarterly Reports on Form 10-Q for the first and second quarters of 2004 to reflect the restatement.

         The restatement is required as a result of customer credits granted by one of the Company's strategic partners on sales of the Company's buproprion products made by the strategic partner during March 2004. The strategic partner notified the Company of the customer credits when reporting sales of the Company's products for the quarter ended September 30, 2004. Under the terms of the Strategic Alliance Agreement, the Company's strategic partner has sole and exclusive right to determine all terms and conditions of sale to its customers including pricing, discounts, allowances, price adjustments, returns and rebates.

         The restatement will include an adjustment to the Company's reported total revenues for the first quarter of 2004, reducing them by $4,308,000, from $38,853,000 to $34,545,000. As a result of the restatement, the Company's reported net income for the first quarter of 2004 is expected to decrease by $3,832,000, from $9,048,000 to $5,216,000, and the Company's reported earnings per share for the first quarter of 2004 is expected to decrease by $0.07 per share ($0.07 per share on a fully diluted basis) from $0.16 per share to $0.09 per share ($0.08 per share on a fully diluted basis).

         The restatement will include an adjustment to the Company's reported total revenues for the second quarter of 2004, reducing them by $281,000 from $30,845,000 to $30,564,000. As a result of the restatement, the Company's reported net income for the second quarter of 2004 is expected to decrease by $251,000, from $572,000 to $321,000. The Company's reported earnings per share for the second quarter of 2004 will remain $0.01 per share ($0.01 per share on a fully diluted basis).

         The restatement will also result in corresponding changes to accounts receivable, accrued expenses and deferred revenues, and accumulated deficit line items in the balance sheets for those periods.

         The Company's Audit Committee and senior management discussed the matters disclosed in this report with the Company's independent registered public accountants, Deloitte & Touche LLP. On November 8, 2004, the Company decided to restate its financial statements as described above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

             99.1  - Press release dated November 9, 2004 (Furnished)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            IMPAX LABORATORIES, INC.


Date: November 9, 2004                      By: /s/ Cornel C. Spiegler
                                               --------------------------------
                                                Name:  Cornel C. Spiegler
                                                Title: Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                    Description
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   99.1                        Press Release dated November 9, 2004.